UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2023

SITE Centers Corp.

(Exact name of Registrant as Specified in Its Charter)

Ohio	1-11690	34-1723097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway
Beachwood, Ohio		44122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (216) 755-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, Par Value $0.10 Per Share	SITC	New York Stock Exchange
Depositary Shares, each representing 1/20 of a share of 6.375% Class A Cumulative Redeemable Preferred Shares without Par Value	SITC PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, SITE Centers Corp. (the “Company”) has been a party to an Amended and Restated Employment Agreement, dated as of February 17, 2021, with Conor M. Fennerty, the Company’s Executive Vice President, Chief Financial Officer and Treasurer. In addition, the Company has been a party to an Employment Agreement, dated as of May 11, 2021, with John M. Cattonar, the Company’s Executive Vice President and Chief Investment Officer (both agreements, the “Current Agreements”). The term of the Current Agreement with Mr. Fennerty ends on February 29, 2024 and the term of the Current Agreement with Mr. Cattonar ends on May 11, 2024.

On September 15, 2023, the Company entered into a new Employment Agreement with each of Mr. Fennerty (the “2023 Fennerty Agreement”) and Mr. Cattonar (the “2023 Cattonar Agreement” and, together with the 2023 Fennerty Agreement, the “New Employment Agreements”). The New Employment Agreements, which are effective as of September 15, 2023 (the “Effective Date”) and have terms that extend until September 30, 2026, supersede and replace the Current Agreements.

The New Employment Agreements are substantially similar in design to the Current Agreements with Mr. Fennerty and Mr. Cattonar (the “Officers”), respectively, but make certain substantive modifications (in addition to making certain non-substantive, conforming and clarifying changes). The material terms of the New Employment Agreements are summarized below:

Base Salaries

•
Annual base salary rates are not less than $600,000 per year for Mr. Fennerty and $500,000 per year for Mr. Cattonar, which may be increased by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”).

Annual Incentive Compensation

•
Eligibility to receive an annual cash incentive, with the actual payout determined based on actual performance and the factors and criteria established by the Committee. The threshold, target and maximum payout levels for the annual cash incentive (including for the 2023 annual cash incentive) are 50%, 100% and 150%, respectively, of the Officer’s year-end base salary rate.

Equity Awards

•
Eligibility to receive equity awards during employment with the Company as follows, subject to the approval of the Committee and the terms and conditions of the Company’s 2019 Equity and Incentive Compensation Plan (or its successor(s)) (the “Equity Plan”) and the applicable award agreements:
o
On the Effective Date, a grant of service-based restricted share units (“RSUs”) covering a number of Company shares valued at $400,000 and generally vesting in four substantially equal installments on each of the first four anniversaries of the grant date (“Ratable RSUs”), and a grant of service-based RSUs covering a number of Company shares valued at $600,000 and generally vesting on the fifth anniversary of the grant date (“Cliff RSUs”), with both Ratable RSUs and Cliff RSUs earning cash dividend equivalents paid on a current basis;
o
No later than March 15 of 2024, 2025, and 2026, a grant of service-based RSUs (or substantially similar award) covering a number of Company shares valued at not less than $250,000 for Mr. Fennerty and $150,000 for Mr. Cattonar, and generally vesting in substantially equal installments on each of the first four anniversaries of the grant date (“Annual RSUs”), earning cash dividend equivalents paid on a current basis; and
o
No later than March 15 of 2024, 2025, and 2026, a grant of performance-based RSUs (or substantially similar awards) covering a “target” number of Company shares (in the aggregate) valued at not less than $600,000, the payout of which will vary from 0% to 200% of the target award based on achievement with respect to performance objectives established by the Committee measured over a three-year performance period (“Annual PRSUs”), provided that no less than 50% of the aggregate target Annual PRSUs for each calendar year will vest based on the Company’s relative total shareholder return achievement; and
•
Eligibility for accelerated vesting of Ratable RSUs, Cliff RSUs, Annual RSUs and Annual PRSUs if the Officer’s employment with the Company is terminated (1) by the Company without cause (as defined in the New Employment Agreement), (2) by the Officer for good reason (as defined in the New Employment Agreement), (3) by the Company due to the Officer’s total disability (as defined in the New Employment Agreement), or (4) due to the Officer’s death.

Other Benefits/Obligations

•
Eligibility to participate in all retirement and other benefit plans maintained by the Company that are generally available to senior executives of the Company and for which the Officer is eligible pursuant to the terms of the applicable plans;

•
Reimbursement (up to an aggregate maximum of $10,000 in any calendar year) for premiums paid by Mr. Fennerty for life, disability and/or similar insurance policies;
•
Each Officer will also be subject to customary non-competition, non-solicitation, confidentiality and mutual non-disparagement requirements during and for specified periods after the term of his employment (with the post-employment non-competition requirement ceasing to be applicable if such requirement becomes prohibited by applicable law); and
•
The New Employment Agreements also include customary indemnification provisions, and provides for the reimbursement of certain legal fees and expenses, including fees and expenses incurred in relation to enforcement of the New Employment Agreement, plus provisions applying the Company’s clawback policies in effect from time to time to the New Employment Agreement.

Non-Change in Control Severance Compensation

•
The New Employment Agreements provide that if an Officer’s employment with the Company is terminated prior to expiration of the New Employment Agreement by the Company without cause, by the Officer for good reason, or as a result of death or disability, the Company will generally pay the Officer, or his personal representative or dependents, as appropriate (in addition to certain accrued compensation and benefits), subject to the execution by the Officer (or his personal representative) of a customary release of claims in favor of the Company:
o
a lump sum amount equal in value to the Officer’s annual bonus that he would have earned for the year of termination, pro-rated based on his period of service during such year, and calculated on the basis of actual performance of the applicable performance objectives for the entire performance period (except that, if the termination is due to death or disability, the pro-rated annual bonus will be based on the “target” level);
o
a lump sum in cash equal to 18 months of the employee and employer portions of premiums for Company-provided health, dental and vision insurance benefits and the employer portion of the premium for other insurance provided by the Company (or in the event of death, a substantially similar benefit to his beneficiaries); and
o
if the termination is the result of a termination by the Company without cause or by the Officer for good reason, a lump sum amount equal to 1.5 times the sum of (1) the Officer’s then-current base salary plus (2) an amount equal to the average of the annual bonuses earned by the Officer in the three fiscal years ending immediately prior to the fiscal year in which the termination occurs (“Average Bonus”); and

Severance Compensation Following a Change in Control

•
The New Employment Agreements also provide that, in the event of certain “triggering events” (which include a termination by the Company without cause or a termination by an Officer for good reason) occurring within two years after a “change in control” (as defined in the New Employment Agreement), the Company will pay (in addition to certain accrued compensation and benefits): (1) a lump sum amount equal to 2.5 times the sum of the Officer’s base salary as of the termination date plus an amount equal in value to his Average Bonus; (2) a lump sum amount equal to 18 months of the employee and employer portions of premiums for Company-provided health, dental and vision insurance benefits and the employer portion of the premium for other insurance provided by the Company; and (3) a lump sum amount equal in value to the Officer’s “target” annual bonus for the year of termination, pro-rated based on the Officer’s period of service during such year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITE Centers Corp.

Date:	September 19, 2023	By:	/s/ Aaron Kitlowski
		Title:	Executive Vice President, General Counsel and Secretary